Exhibit 4.54

AMENDMENT AGREEMENT

Dated March 23, 2016

TO THE

LUXEMBOURG SHARES AND BENEFICIARY CERTIFICATES PLEDGE

AGREEMENT

DATED 12 JANUARY 2011

This Amendment Agreement to the Luxembourg Shares and Beneficiary Certificates Pledge Agreement dated 12 January 2011 (as amended from time to time), dated March 23, 2016 (the “Agreement”), has been entered by and,

BETWEEN:

(1)	The Pledgors set forth in Schedule 1 (together the “Pledgors” and each a “Pledgor”);

AND

(2)	Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Collateral Trustee for the Secured Parties together with its successors and assigns in such capacity (the “Collateral Trustee” or the “Pledgee”);

IN THE PRESENCE OF:

(3)	The Companies set forth in Schedule 2 (together the “Companies” and each a “Company”);

WHEREAS:

(A)	On 12 January 2011, the Borrower, the Lenders and Bank of America, N.A. as Administrative Agent, and other agent parties party thereto, entered into the Credit Agreement.

(B)	In relation to the Credit Agreement, a shares and beneficiary certificates pledge agreement has been entered into on 12 January 2011 by inter alia the Pledgors and the Pledgee in the presence of the Companies (each as defined therein) (as amended from time to time, the “Pledge Agreement”).

(C)	It is intended that Operations as the new shareholder of Intelsat Align be a party to the Pledge Agreement not only as Company but also as Pledgor.

NOW THEREFORE IT IS AGREED as follows:

Clause 1.    DEFINITIONS AND INTERPRETATION

1.1.	Capitalized terms used herein as defined terms shall have the meaning given thereto in the Pledge Agreement and/or the Credit Agreement, unless otherwise defined in the present Agreement, and:

Intelsat Align	Means Intelsat Align S.àr.l., a société a responsabilité limitée incorporated under Luxembourg law having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg, and being registered at the RCS under number RCS Luxembourg B174.892;

Operations	Means Intelsat Operations S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered at the RCS under number RCS Luxembourg B156.669;

RCS	Means the Registre de Commerce et des Sociétés of Luxembourg;

1.2.	The recitals and Schedules to this Agreement form an integral part thereof.

1.3.	The Pledgee shall not be responsible for the sufficiency of any terms used herein or transactions as set out in the recitals of this Agreement.

Clause 2.    ADHERENCE, PLEDGE ON NEW SHARES

2.1.	Operations in addition to being a party to the Pledge Agreement as “Company” hereby becomes a party to the Pledge Agreement as “Pledgor”.

2.2.	Operations, in its capacity as sole shareholder of Intelsat Align and as a Pledgor under the Pledge Agreement, pledges, and confirms the pledge as from the date it became the shareholder of Intelsat Align, on all shares of Intelsat Align held by it (now or in the future) as Pledged Shares and all Related Assets relating thereto pursuant to the terms and conditions of the Pledge Agreement and the Pledgee acknowledges and accepts.

2.3.	Intelsat Align hereby acknowledges the Pledge.

Clause 3.    AMENDMENT OF THE PLEDGE AGREEMENT

The parties hereto agree that the Pledge Agreement shall be amended so that (i) the list of Pledgors and (ii) the list of Companies are updated and consequentially schedule 1 thereto is amended and replaced by Schedule 1 of this Agreement, schedule 2 thereto is amended and replaced by Schedule 2 of this Agreement, and schedule 4 thereto is amended and replaced by Schedule 3 of this Agreement.

Clause 4.    ADDITIONAL PROVISIONS

The parties hereto agree that Clauses 1.2 and 15 to 19 of the Pledge Agreement are included by way of reference into the present Agreement.

Clause 5.    COUNTERPARTS

This Agreement may be executed in any number of counterparts and by way of facsimile or scanned PDF exchange of executed signature pages, all of which together shall constitute one and the same Agreement.

Schedule 1

The Pledgors

(1)	Intelsat (Luxembourg) S.A., a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B149.942;

(2)	Intelsat Jackson Holdings S.A., a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B149.959;

(3)	Intelsat Operations S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered at the RCS under number RCS Luxembourg B156.669; and

(4)	Intelsat Corporation, a corporation incorporated under the laws of Delaware having its registered office at 2711 Centerville Road Suite 400, Wilmington, New Castle County 19808, Delaware State, United States of America registered with the Division of Corporations of the State of Delaware under number 2664446.

Schedule 2

The Companies

(1)	Intelsat Jackson Holdings S.A., a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B149.959;

(2)	Intelsat Operations S.A., a société anonyme under the laws of Luxembourg with registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B156669;

(3)	Intelsat Align S.àr.l., a société a responsabilité limitée incorporated under Luxembourg law having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg, and being registered at the RCS under number RCS Luxembourg B174.892.

Signature Page – Amendment Agreement to the Shares and BCs Pledge Agreement

IN WITNESS THEREOF the parties hereto have executed this Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

The Pledgors:

Intelsat (Luxembourg) S.A.

By:	/s/ Franz Russ
Name:	Franz Russ
Title:	Chairman & Chief Executive Officer

Intelsat Jackson Holdings S.A.

By:	/s/ Franz Russ
Name:	Franz Russ
Title:	Chairman & Chief Executive Officer

Intelsat Corporation

By:	/s/ Michelle Bryan
Name:	Michelle Bryan
Title:	Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

Intelsat Operations S.A.

By:	/s/ Franz Russ
Name:	Franz Russ
Title:	Chairman & Chief Executive Officer

Signature Page – Amendment Agreement to the Shares and BCs Pledge Agreement

IN WITNESS THEREOF the parties hereto have executed this Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

The Pledgee:

Wilmington Trust, National Association, as Pledgee

By:	/s/ Joshua G. James
Name:	Joshua G. James
Title:	Vice President

Signature Page – Amendment Agreement to the Shares and BCs Pledge Agreement

IN WITNESS THEREOF the parties hereto have executed this Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

The Companies

Intelsat Jackson Holdings S.A.

By:	/s/ Franz Russ
Name:	Franz Russ
Title:	Chairman & Chief Executive Officer

Intelsat Operations S.A.

By:	/s/ Franz Russ
Name:	Franz Russ
Title:	Chairman & Chief Executive Officer

Intelsat Align S.à r.l.

By:	/s/ Franz Russ
Name:	Franz Russ
Title:	Manager